AMENDMENT NUMBER 2
                 TO MAY 1, 2003 PARTICIPATION AGREEMENT BETWEEN
 FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK,
          OPPENHEIMER VARIABLE ACCOUNT FUNDS AND OPPENHEIMERFUNDS, INC.

     WHEREAS, First Security Benefit Life Insurance and Annuity Company of New York (the "Company"), Oppenheimer Variable Account Funds (the "Fund") and OppenheimerFunds, Inc. (the "Adviser") are parties to a Participation Agreement dated May 1, 2003 (the "Agreement"); and

     WHEREAS, terms of the Agreement contemplate that Accounts and Contracts of the Company that are eligible to purchase Designated Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

     WHEREAS, the parties wish to add certain Accounts and Contracts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A below; and

                                   SCHEDULE A
ACCOUNT(S)               CONTRACT(S)               DESIGNATED PORTFOLIO(S)

Variable Account A       AdvisorDesigns NY         Oppenheimer Main Street Small
                                                   Cap Fund/VA-Service

Variable Account A       EliteDesigns NY           Oppenheimer Main Street Small
                                                   Cap Fund/VA-Service

Variable Account B       AdvanceDesigns NY         Oppenheimer Main Street Small
                         and SecureDesignsNY       Cap Fund/VA-Service

     WHEREAS, capitalized terms used but not defined herein, shall have the meaning given them in the Agreement; and

     WHEREAS, all other terms of the Agreement shall remain in full force and effect;

     NOW, THEREFORE, the parties agree to replace in its entirety the existing Schedule A to the Agreement with the Schedule A above.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #2 to the Agreement to be executed in its name and on its behalf by its duly authorized representative effective October 1, 2006.

FIRST SECURITY BENEFIT LIFE
INSURANCE AND ANNUITY COMPANY
OF NEW YORK
By: /s/ Thomas A. Swank
    -------------------
Name: Thomas A. Swank
Title: SVP - CFO

OPPENHEIMER VARIABLE ACCOUNT FUNDS
By: /s/ Brian W. Wuted
    ------------------
Name: Brian W. Wuted
      --------------
Title: Treasurer
       ---------

OPPENHEIMERFUNDS, INC.
By: /s/ Christine J. Lostus
    -----------------------
Name: Christine J. Lostus
      -------------------
Title: Vice President
       --------------